Exhibit 10.6

Exclusive Option Agreement

This Exclusive Option Agreement (the “Agreement”) is entered into on December 20, 2022.

Party A: Beijing Heli Fashion Technology Co., Ltd

Registered address: 1508, 12th Floor Apartment, No. 1 Xidawang Road, Chaoyang District, Beijing

Party B 1: Bin Feng

ID number: [National ID]

Party 2: Xiaoyun He

ID number: [National ID].

(Party B 1 and Party B 2 are collectively referred to as “Party B”).

Party C: Beijing Hexi Weiye Culture Media Co., Ltd

Registered address: Room 802, 8th Floor, Binhe Building, No. 115 Binhe Road, Mentougou District, Beijing

In this Agreement, Party A, Party B and Party C are hereinafter referred to as “a Party” and collectively referred to as the “Parties”.

Whereas:

1.	Party A and Party C are each a limited liability company incorporated in China in accordance with the laws of the People’s Republic of China (hereinafter referred to as “China”). Party B is a Chinese citizen with full capacity for civil conduct, and as of the date of signing this Agreement, Party B holds a total of 100% of the equity of Party C, of which Party B 1 holds 60.31% of the equity of Party C and Party B 2 holds 39.69% of the equity of Party C.

2.	Party A, Party B and Party C shall enter into an Exclusive Operation and Consulting Services Agreement on the date of signing this Agreement. Pursuant to the above agreement, Party A will provide exclusive operation and consulting services to Party C.

3.	Party A, Party B and Party C shall enter into an Equity Pledge Agreement (hereinafter referred to as the “Equity Pledge Agreement”) at the same time on the date of signing this Agreement. According to the Agreement, Party B pledged all its equity interests in Party C to Party A;

4.	Party A, Party B and Party C shall enter into an Entrustment Agreement (hereinafter referred to as the “Entrustment Agreement”) at the same time on the date of this Agreement. Pursuant to the Agreement, Party B entrusts Party A or its designee to exercise all shareholders’ voting rights and all shareholders’ rights of Party B at Party C’s shareholders’ meeting.

In view of the above, the parties have agreed to this Agreement as follows, in good faith:

Chapter 1 Equity/Asset Sales

1.1	Grant of Rights

Party B hereby irrevocably grants Party A a purchase right , allowing Party A and/or one or more individuals designated by Party A (hereinafter referred to as “Designee”) to, under the premise permitted by PRC laws, carry out, at the discretion of Party A, the procedures for the purchase of shares, and at any time purchase either (i) purchase all or part of Party B’s shares held by Party B and/or (ii) purchase all or part of the assets held by Party C, at the price specified in Article 1.3 of this Agreement (the “Exclusive Purchase Option”). Except for Party A and/or the Designee(s), no other person shall be entitled to the Exclusive Purchase Option. Party C hereby agrees to the grant by Party B of the Exclusive Purchase Option to Party A and/or the Designee(s). The term “person” as used herein shall refer to individual, corporation, joint venture, partnership, enterprises, trust or unincorporated organization.

1.2	Steps for Exercise of Equity Purchase Option

Subject to the provision of PRC laws and regulations, Party A and/or the Designee may exercise the Exercise of Equity Purchase Option by issuing a written notice to Party B and Party C (the “Exclusive Purchase Notice”) , specifying the share of equity interests in Party C that Party A will purchase from Party B (the “Underlying Equity”) and/or the share of assets Party A will purchase from Party C (the “Subject Assets”), the underlying equity and the Subject Assets are collectively referred to as the “Subject Matter to be purchased”, and the corresponding seller is hereinafter referred to as the “Subject Seller”) and the method of purchase.

1.3	Equity/asset purchase price

1.3.1	When Party A and/or the Designee(s) exercise the Exclusive Purchase Option, the purchase price of the purchased equity/asset (hereinafter referred to as the “Subject Purchase Price”) shall be the lowest price (including zero consideration) permitted by the laws and regulations of PRC.

1.3.2	The parties further agree that in the event that Party A and/or the Designee(s) are unable to purchase all or any of the equity interest in Party C from Party B and/or purchase all or any of its assets from Party C at zero consideration due to the requirements of the applicable PRC laws and regulations or other restrictive provisions on the price of the equity and/or assets required by the applicable PRC laws and regulations at the time to be appraised or other restrictive provisions on the price of the equity and/or assets, then (i) Party B shall refund to Party A and/or its Designee(s) in full amount of the actual equity purchase price in the manner required by Party A upon exercising the Exclusive Purchase Option (provided that the taxes (if any) arising from the transaction contemplated by Party B under the assignment contract may be deducted from such amount), and (ii) Party C shall refund to Party A and/or its Nominee shall refund to Party A and/or its Designee(s) in full amount of the actual equity purchase price in the manner required by Party A upon exercising the Exclusive Purchase Option (provided that the taxes (if any) arising from the transaction contemplated by Party C under the assignment contract may be deducted from such amount) . In respect of the foregoing matters, Party B or Party C committed that it has been fully compensated by Party A and will not raise any objection or claim in this regard.

1.4	Transfer of the subject matter of the purchase

For each exercise of the Exclusive Purchase Option:

1.4.1	Party B shall cause Party C, and Party C shall promptly convene a Shareholder meeting and/or meeting of the Board of Directors (if necessary), at which Party B and Party C shall ensure that a resolution approving the transfer of the Subject Matter to Party A and/or the its Designee is approved;

1.4.2	The Seller of the Subject shall enter into an equity transfer contract or asset transfer contract (as the case may be) with Party A and/or the Nominee (as applicable) in accordance with the provisions of this Agreement and the exclusive notice of purchase in respect of the subject matter to be purchased, and the content and format of each transfer shall be satisfied by Party A;

1.4.3	Party B and Party C shall enter into all other required contracts, agreements or documents, obtain all required governmental approvals and consents, and take all actions required to transfer valid ownership of the Subject Matter to be purchased to Party A and/or its Designee(s), unencumbered by any security interest and without any condition, and cause Party A and/or its Designee(s) to become the registered owner(s) of the Subject Matter to be purchased. For purposes of this paragraph and this Agreement, “security interest” includes, but not limited to, guarantees, mortgages, pledges, liens, third party rights or interests, any share options, acquisition rights, pre-emptive rights, rights of set-off, title retention or other security arrangements, but does not include any security interest arising under the Share Pledge Agreement.

1.5	Payment

The method of payment of the Subject Purchase Price shall be determined through negotiation among Party A and/or its Designee and the Subject Seller in accordance with the requirements of the legal provisions applicable at the time of the exercise of the exclusive purchase right.

Chapter 2 Commitments Regarding the Subject Matter

2.1	Party B and Party C hereby undertake to:

2.1.1	Without prior written consent from Party A, at any time after the effective date of this agreement, no sale, transfer, pledge, or disposition in any manner of any equity interest, legal or beneficial, directly or indirectly held by any Party C or its subsidiaries (as referenced in any form in this agreement as “Subsidiaries of Party C” shall mean entities acquired, invested in, or established by Party C alone or together with others after the effective date of this agreement; for any entity, “Subsidiary” shall mean an entity in which it directly or indirectly holds more than 50% of the ownership or voting rights represented by shares, and has the right to appoint a majority of directors or similar control rights directly or indirectly, or any entity having the right to determine its management or policies through agreement arrangements) shall be allowed, or any other encumbrances be placed upon it.

2.1.2	Without the prior written consent of Party A, at any time after the effective date of this Agreement, it shall not vote in favor, support, or sign any shareholder resolutions approving the sale, transfer, pledge, or disposition in any manner of any legal or beneficial equity interest held by Party C or its subsidiaries, or allow any other encumbrances to be placed upon it at any shareholder meetings of Party C or its subsidiaries, except as otherwise directed by Party A or its designated individuals.

2.1.3	Without the prior written consent of Party A, at any time after the effective date of this Agreement, neither it nor any authorized, delegated, or designated individuals shall vote in favor, support, or sign any shareholder or board resolutions approving the sale, transfer, pledge, or disposition in any manner of all or part of the assets of Party C or its subsidiaries, or allow any other encumbrances to be placed upon them.

2.1.4	Without the prior written consent of Party A, at any time after the effective date of this Agreement, Party C or its Subsidiaries will not vote to approve or endorse or sign any resolution of the shareholders’ meeting of Party C or its Subsidiaries to merge or unite with any person, or acquire or invest in any person.

2.1.5	Promptly notify Party A of any litigation, arbitration or administrative proceeding arising out of or likely to occur with respect to the equity interests of Party C or its Subsidiaries, and the assets of Party C or its Subsidiaries;

2.1.6	To maintain its ownership of the equity and assets of Party C and its Subsidiaries, execute all necessary or appropriate documents, take all necessary or appropriate actions and assert all necessary or appropriate claims or defend all claims;

2.1.7	Upon Party A’s request from time to time, unconditionally and immediately transfer to Party A or its desgineethe equity interest in Party C and waive its right of first refusal to purchase any equity in respect of any equity transfer made by other shareholders of Party C to Party A or its designated person;

2.1.8	Strictly abide by the provisions of this Agreement and other contracts jointly or separately signed by Party B, Party C and Party A, earnestly perform all obligations under such contracts, and do not take any acts/omissions that may affect the validity and enforceability of such contracts; and

2.1.9	Upon Party A’s request from time to time, all dividends and any payments paid to Party C or its subsidiaries shall be remitted to Party A.

2.2	Other conventions:

Party A unconditionally and irrevocably undertakes to providing financial support to Party C in proportion to the equity held by Party B, within the legally feasible scope, upon request from Party C, should there be any need for loan or other financial assistance in the operation of Party C’s business operation.

Chapter 3 Representations and Warranties

Party B and Party C hereby represent and warrant to Party A on the effective date of this Agreement and each assignment date as follows:

3.1	It shall have the power to execute and deliver this Agreement and any equity transfer agreements and/or asset transfer agreements (collectively referred to as “Transfer Agreements”) entered into as a party and signed for each transfer purchased under this Agreement, as well as the power to fulfill its obligations under this Agreement and any Transfer Agreements. Once this Agreement and each transfer agreement entered into as a party becomes signed and effective, they shall constitute legal, valid, and binding obligations upon it and may be enforced against it in accordance with their terms.

3.2	Party B and Party C have obtained the consent and approval (if necessary) of third parties and government departments to sign, deliver and perform this Agreement;

3.3	he signing and delivery of this Agreement or any transfer agreement, as well as the performance of its obligations under this Agreement or any transfer agreement, shall not: (i) violate any relevant laws and regulations of China; (ii) conflict with the articles of association or other organizational documents of both parties; (iii) breach any contract or document to which it is a party or by which it is bound, or constitute a default under any contract or document to which it is a party or by which it is bound; (iv) violate any conditions for the grant and/or continuation of any licenses or approvals issued to it; or (v) result in the suspension, revocation, or imposition of conditions on any licenses or approvals granted to it.

3.4	Party C has good and saleable ownership of all assets. Party C does not have any security interest in the above assets;

3.5	Party C does not have any outstanding debts other than (i) debts incurred in the ordinary course of its business, and (ii) debts that have been disclosed to you and agreed to in writing by Party A;

3.6	Party C complies with all PRC laws and regulations;

3.7	There are no ongoing or pending or potential litigation, arbitration or administrative proceedings relating to or relating to Party C’s equity interest in Party B or Party C and adversely affecting Party B’s equity interest in Party B and/or Party C’s assets; and

3.8	Party B is the legal owner of the registered equity owned by Party B, and has legal, good, complete and saleable ownership of such equity, and no security interest is created in the equity, except for the security interest agreed in the Share Pledge Agreement and the restrictions stipulated in the Entrustment Agreement and this Agreement.

Chapter 4 Assignment of Agreement

4.1	Party B and Party C shall not transfer their rights and obligations under this Agreement to any third party without the prior written consent of Party A.

4.2	Party B and Party C hereby agree that Party A has the right to transfer all of its rights and obligations under this Agreement to other third parties when i necessary. Party A shall only be required to provide written notice to Party B and Party C when such transfer occurs, and shall not be required to obtain the consent of Party B and Party C for such transfer.

Chapter 5 Effectiveness and Validity

5.1	This Agreement shall enter into force on the date set forth in the beginning of the document upon being stamped and signed by the Parties (and their respective authorized representatives). As long as Party B holds any equity interest in Party C, this Agreement shall remain in effect. During the validity period of this Agreement, Party B shall not revok, terminate or rescind this Agreement in advance under any circumstances, unless otherwise provided by law. Notwithstanding the foregoing, this Agreement may be terminated prematurely in the following circumstances:: (i) Continuing to fulfill the obligations and duties under this Agreement would result in a violation or non-compliance with applicable laws and regulations, listing rules or the requirements of any stock exchange; (ii) all equity interests held by Party B in Party C are transferred to Party A or its designee in accordance with applicable laws and regulations; (iii) all assets belonging to Party C that are attributable to Party B are transferred to Party A or its designee in accordance with applicable laws and regulations; or (iv) terminate this Agreement at any time by giving Party B fifteen (15) days’ prior written notice.

5.2	If, within the period specified in Clause 5.1, Party A or Party C’s operating term (including any extension period) expires or is terminated for any other reason, the respective party shall promptly renew its operating term and make every effort to obtain approval from the relevant authorities for the renewal and complete the registration to ensure the continued validity and enforcement of this Agreement. However, this provision shall not apply if the respective party has transferred its rights or obligations in accordance with clause 4.1 or clause 4.2 of this Agreement.

Chapter 6 Governing Law and Dispute Resolution

6.1	Governing Law

The conclusion, validity, interpretation and performance of this Agreement, as well as the resolution of disputes under this Agreement, shall be protected and governed by the laws of the People’s Republic of China.

6.2	Dispute Resolution

In the event of a dispute between the parties regarding the interpretation and performance of the terms of this Agreement, the parties shall negotiate in good faith to resolve the dispute. If within thirty (30) days after a party requests a negotiated settlement of the dispute, the parties remain: If no agreement is reached to resolve the dispute, either party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules in force at that time. The place of arbitration is in Beijing; The language of the arbitration shall be Chinese. The arbitral award shall be final and binding on all parties. CIETAC has the right to award compensation or satisfaction for Party A’s losses suffered by Party A due to the breach of contract by the other parties to this Agreement, to award compulsory relief for the relevant business or compulsory asset transfer, or to order Party C or Party C’s subordinate entities to go bankrupt, dissolve or liquidate Party C or Party C’s subordinate entities for the equity interest of Party C or the assets or property interests of Party C or Party C’s subordinate entities (if applicable). After the arbitral award enters into force, either party shall have the right to apply to a court of competent jurisdiction for enforcement of the arbitral award.

At the request of one of the parties to the dispute, the court of competent jurisdiction shall have the power to grant interim relief in support of the arbitration, such as the seizure or freezing of a judgment or award on the equity interest, property interest (if applicable) or other assets of the defaulting party, pending the constitution of the arbitral tribunal in accordance with law, or where appropriate. In addition to the Chinese courts, the courts of Hong Kong, the courts of the Cayman Islands, and the company to be listed (referring to Unitrend Entertainment Group Limited, a company incorporated under the laws of the Cayman Islands. The court where the principal assets are located, and the court where the principal assets of Party C or Party C’s subordinate entities are located shall also be deemed to have jurisdiction for the purposes described above. During the arbitration, the parties to this Agreement shall continue to perform their other obligations under this Agreement except for the disputed matters submitted to arbitration.

Chapter 7 Taxes, fees

Party A shall be responsible for any and all taxes, costs and expenses incurred in connection with the preparation and execution of this Agreement and the assignment and the completion of the transactions contemplated by this Agreement and the assignment contracts. If the law stipulates that the other party shall pay the relevant fees, Party A shall compensate the other party in full for the fees paid.

Chapter 8 notice

This Agreement requires that notices or other communications from either party be in writing in Chinese and sent by hand, letter or fax to the other party at the address below or to such other designated address as notified by the other party from time to time. The date on which a notice is deemed to have been physically served shall be determined as follows: (i) a notice delivered by hand shall be deemed to have been actually served on the day of personal delivery; (ii) notices given by letter shall be deemed to have been actually delivered on the tenth (10th) day after the date of despatch of the postage paid registered air mail (as indicated on the postmark) or on the fourth (4th) day after delivery to an internationally recognized courier service; (iii) notices sent by facsimile shall be deemed to have been actually served at the time of receipt shown on the confirmation of transmission of the relevant document; (iv) If the notice is sent by e-mail, the date on which the e-mail is successfully delivered shall be the date on which the sender receives a system message indicating that the e-mail was successfully dispatched or does not receive within 24 hours a system message indicating that the e-mail was not delivered or returned.

Party A: Beijing Heli Fashion Technology Co., Ltd

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing]

To: [Yujie Cui].

Telephone: [Phone Number]

E-mail:[Email]

Party B 1: Bin Feng

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing].

Telephone: [Phone Number]

E-mail:[Email]

Party B2: Xiaoyun He

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing].

Telephone: [Phone Number]

E-mail:[Email]

Party C: Beijing Hexi Weiye Culture Media Co., Ltd

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing]

Recipient: [Yujie Cui]

Telephone: [Phone Number]

E-mail:[Email]

Chapter 9 Duty of Confidentiality

The parties acknowledge and confirm that any oral or written information exchanged between them in connection with this Agreement is confidential. Each party shall keep all such information confidential and shall not disclose any such information to any third party without the written consent of the other party, except in the following circumstances:

(i) the public knows or will know the information (but it is not disclosed to the public by the party to whom the data is received);

(ii) information required to be disclosed under applicable laws or stock exchange rules or regulations; or

(iii) Information that is required to be disclosed by either party to its legal or financial advisers in connection with the transactions described in this Agreement, and such legal or financial advisers are subject to confidentiality obligations similar to those contained in this clause.

Any leak by a staff member or an employee of either party shall be deemed to be a leak by that party and shall be liable for breach of contract in accordance with this Agreement. This Agreement shall remain invalid, rescinded, terminated or inoperable for any reason, but this provision shall remain in effect.

Chapter 10 Further warranties

Each party agrees to promptly execute such documents as may reasonably be necessary for or in favor of the provisions and purposes of this Agreement, and to take such further actions as may reasonably be necessary or beneficial to the implementation of the provisions and purposes of this Agreement.

Chapter 11 Liability for breach of contract

11.1	If Party B or Party C materially violates any of the provisions made under this Agreement, Party A has the right to terminate this Agreement and/or require Party B or Party C to compensate for damages. This Clause 11.1 shall not be without prejudice to any other rights of Party A under this Agreement.

11.2	Unless otherwise provided by law, neither Party B nor Party C has the right to terminate or rescind this Agreement under any circumstances.

Chapter 12 Other

12.1	Amendments, Modifications and Additions

Each party shall make amendments and additions to this Agreement by written agreement. The amended and supplemental agreements relating to this Agreement duly signed by all parties shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

12.2	Integrity of the Agreement

Each party acknowledges that this Agreement, once in force, constitutes the entire agreement and understanding of the parties with respect to the contents of this Agreement, and completely supersedes all oral and/or written agreements and understandings reached by the parties prior to this Agreement with respect to the contents of this Agreement.

12.3	Severability of the Agreement

If any one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way thereby. The parties shall, through good faith consultations, seek to replace invalid, illegal or unenforceable provisions with effective provisions whose economic effects are as similar as those of invalid, illegal or unenforceable provisions.

12.4	title

The headings in this Agreement are for convenience only and should not be used to construe, illustrate, or otherwise affect the meaning of the provisions of this Agreement.

12.5	Number of languages and texts

This Agreement shall be written in Chinese, and the original shall be in quadruplicate, one copy for each party, and shall have the same legal effect.

12.6	successor

Each party acknowledges that this Agreement shall be binding upon each party’s respective successors, successors and permitted assignees, and that such successors, successors or assigns shall abide by the provisions of this Agreement, assume their responsibilities and obligations hereunder, and enjoy the rights hereunder, as if they were a party to this Agreement.

Party B undertakes to Party A that in the event of Party B’s death, incapacity or limited capacity, divorce or other circumstances that may affect the exercise of its direct or indirect equity interests in Party C, Party B’s obligations and responsibilities under this Agreement and its rights shall be borne and enjoyed by its successors or successors. No will, divorce agreement, debt settlement agreement, or legal document of any kind shall impair or hinder the execution of this Agreement unless the prior written consent of Party A is obtained.

12.7	Survival

Any obligations arising out of or due to this Agreement prior to the expiration or early termination of this Agreement shall survive the expiration or early termination of this Agreement. The provisions of Chapters VI, VIII, IX and this Section 12.7 of this Agreement shall survive the termination of this Agreement.

12.8	abstention

Either party may waive the terms and conditions of this Agreement in writing and signed by each party. A waiver by a party in respect of a breach by another party in one instance shall not be deemed to have been waived by that party in respect of a similar breach in other circumstances.

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Accordingly, each party has instructed its respective legal representatives or authorized representatives to sign this Agreement in good faith by themselves on the date set forth at the beginning of this document.

Party A: Beijing Heli Fashion Technology Co., Ltd. (official seal).

Signature:	/s/ Bin Feng
Name:	Bin Feng
Position:	Legal representative

Signature page of the Exclusive Rights Agreement

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Accordingly, each party has instructed its respective legal representatives or authorized representatives to sign this Agreement in good faith by themselves on the date set forth at the beginning of this document.

Party B 1: Bin Feng

Signature:	/s/ Bin Feng

Signature page of the Exclusive Rights Agreement

[No text on this page]

Accordingly, each party has instructed its respective legal representatives or authorized representatives to sign this Agreement in good faith by themselves on the date set forth at the beginning of this document.

Party 2: Xiaoyun He

Signature:	/s/ Xiaoyun He

Signature page of the Exclusive Rights Agreement

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Accordingly, each party has instructed its respective legal representatives or authorized representatives to sign this Agreement in good faith by themselves on the date set forth at the beginning of this document.

Party C: Beijing Hexi Weiye Culture Media Co., Ltd. (official seal).

Signature:	/s/ Bin Feng
Name:	Bin Feng
Position:	Legal representative

Signature page of the Exclusive Rights Agreement